 Exhibit 10.3

AMENDMENT NO. 1 TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

This AMENDMENT NO. 1 dated July 29, 2010 (this “Amendment”) to the Membership Interest Purchase Agreement dated May 6, 2010 (as amended, the “Purchase Agreement”), by and among MF + P ACQUISITION CO., a Delaware corporation (the "Purchaser"), INTEGRATED MEDIA SOLUTIONS, LLC, a New York limited liability company ("IMS Holdco"), ROBERT INGRAM ("Ingram"), DESIREE DU MONT ("Desiree") and, RON CORVINO ("Ron"; and together with Ingram and Desiree, individually a "Principal" and collectively, the "Principals").

WITNESSETH :

WHEREAS, pursuant to the Purchase Agreement, the Purchaser purchased all of IMS Holdco’s Class A Units (the “Purchased Interests”) in the Company, representing a 75% equity interest in the Company;

WHEREAS, the parties hereto desire to amend the Purchase Agreement as hereinafter set forth and agree to certain other matters contained herein;

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Section 2.1.1(c) of the Purchase Agreement is hereby amended and restated as follows:

“(c)  Top-Up Payments. The Purchaser shall pay to IMS Holdco the following top-up payments (the "Top-Up Payments"):

(i)    Provided that the Company achieves Billings (as defined below) for 2010 of not less than $10,000,000, on or prior to the first anniversary of the Closing, the Purchaser shall pay (the “Initial Top-Up Payment”) to IMS Holdco an amount equal to $3,533,333 (the "Initial Top-Up Amount"); provided, however, in the event that on or before December 31, 2010 changes in United States federal long-term capital gains tax rates are enacted, which will result in an increase in 2011 federal long-term capital gains rates over 2010 federal long-term capital gains rates (the difference between such rates being referred to herein as the "LTG Rate Increase"), then, at the election of IMS Holdco (which election must be made by IMS Holdco in writing and received by the Purchaser no later than December 20, 2010), such payment shall be made on or prior to December 31, 2010, provided (A) the Purchaser can determine to its satisfaction that Billings for 2010 will be at least $10,000,000 and (B) that the Initial Top-Up Amount shall be reduced by an amount equal to the product of (x) the Initial Top-Up Amount times (y) ½ of the LTG Rate Increase.  By way of example, if 2011 federal long-term capital gains rates are increased from 15% to 25%, then the LTG Rate Increase shall be equal to 10%, and, if a payment prior to December 31, 2010 is elected by IMS Holdco, the Initial Top-Up Amount shall be reduced by 5%;

(ii)    Provided that the Company achieves Billings for 2011 of not less than $10,000,000, or aggregate Billings for 2010 and 2011 of not less than $20,000,000, on or prior to the second anniversary of the Closing, an amount equal to $3,733,333 (the “Second Top-Up Payment”);

(iii)    Provided that the Company achieves Billings for 2012 of not less than $10,000,000 or aggregate Billings for 2010, 2011 and 2012 of not less than $30,000,000, on or prior to the third anniversary of the Closing, an amount equal to $3,933,334 (the “Third Top-Up Payment”).

In the event that aggregate Billings for 2010 and 2011 shall be at least $20,000,000, but the Initial Top-Up Payment shall not have been earned based on 2010 Billings, IMS Holdco shall be entitled to receive the Initial Top-Up Payment at the time the Second Top-Up Payment is paid.  In the event that aggregate Billings for 2010, 2011 and 2012 shall be at least $30,000,000, but either the Initial Top-Up Payment or the Second Top-Up Payment shall not have previously been earned, IMS Holdco shall be entitled to receive any such unpaid Initial Top-Up Payment or Second Top-Up Payment at the time the Third Top-Up Payment is paid.   In no event shall the aggregate Top-Up Payments exceed  $11,200,000.  For purposes of this Section 2.1.1(c), “Billings” for any calendar year shall mean the total amount billed by the Company to its clients in respect of such calendar year.”

3.           Section 2.1.1(l) of the Purchase Agreement is hereby amended to add the phrase “the Top-Up Payments,” immediately before the phrase “the Extra Payments” in the second sentence of such Section.

4.           As used in the Purchase Agreement, the term “Agreement” shall mean the Purchase Agreement, as from time to time amended (including, without limitation, this Amendment).  Except as set forth above, the Purchase Agreement, as amended herein, shall remain in full force and force without further modification.

5.           This Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts taken together shall constitute but one agreement.  Facsimile signatures shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Purchase Agreement, on the day and year first above written.

MF + P ACQUISITION CO.

By:
Name:
Title:

INTEGRATED MEDIA SOLUTIONS, LLC

By:
Name:
Title:

Robert Ingram

Desiree Du Mont

Ron Corvino